                                                                     EXHIBIT 4.1

                                  JOSTENS, INC.

                   12 3/4 % Senior Subordinated Notes due 2010

                                    INDENTURE

                            Dated as of May 10, 2000

                              THE BANK OF NEW YORK

                                     Trustee

                                TABLE OF CONTENTS

ARTICLE I  Definitions and Incorporation by Reference.........................1

      SECTION 1.01.  Definitions..............................................1
      SECTION 1.02.  Other Definitions.......................................22
      SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.......23
      SECTION 1.04.  Rules of Construction...................................24

ARTICLE II  The Securities...................................................24

      SECTION 2.01.  Form and Dating.........................................24
      SECTION 2.02.  Execution and Authentication............................26
      SECTION 2.03.  Registrar and Paying Agent..............................26
      SECTION 2.04.  Paying Agent to Hold Money in Trust.....................27
      SECTION 2.05.  Securityholder Lists....................................28
      SECTION 2.06.  Transfer and Exchange...................................28
      SECTION 2.07.  Replacement Securities..................................29
      SECTION 2.08.  Outstanding Securities..................................29
      SECTION 2.09.  Temporary Securities....................................30
      SECTION 2.10.  Cancellation............................................30
      SECTION 2.11.  Defaulted Interest......................................30
      SECTION 2.12.  CUSIP Numbers...........................................30
      SECTION 2.13.  Book-Entry Provisions for Global Securities.............31
      SECTION 2.14.  Special Transfer Provisions.............................31

ARTICLE III  Redemption......................................................33

      SECTION 3.01.  Notices to Trustee......................................33
      SECTION 3.02.  Selection...............................................34
      SECTION 3.03.  Notice..................................................34
      SECTION 3.04.  Effect of Notice of Redemption..........................35
      SECTION 3.05.  Deposit of Redemption Price.............................35
      SECTION 3.06.  Securities Redeemed in Part.............................35
      SECTION 3.07.  Optional Redemption.....................................35
      SECTION 3.08.  No Sinking Fund.........................................36
      SECTION 3.09.  Repurchase Offers.......................................36

ARTICLE IV  Covenants........................................................39

      SECTION 4.01.  Payment of Securities...................................39
      SECTION 4.02.  Reports.................................................40
      SECTION 4.03.  Incurrence of Debt and Issuance of Preferred Stock......40
      SECTION 4.04.  Restricted Payments.....................................42
      SECTION 4.05.  Dividend and Other Payment Restrictions Affecting
                     Restricted Subsidiaries.................................45
      SECTION 4.06.  Asset Sales.............................................47

      SECTION 4.07.  Transactions with Affiliates............................48
      SECTION 4.08.  Change of Control.......................................49
      SECTION 4.09.  Compliance Certificate..................................50
      SECTION 4.10.  Limitations on Designations of Unrestricted
                     Subsidiaries............................................50
      SECTION 4.11.  Liens...................................................51
      SECTION 4.12.  Additional Security Guarantees..........................51
      SECTION 4.13.  Business Activities.....................................51
      SECTION 4.14.  No Senior Subordinated Debt.............................51
      SECTION 4.15.  Corporate Existence.....................................52

ARTICLE V  Successor Company.................................................52

      SECTION 5.01.  Merger, Consolidation or Sale of All or
                     Substantially All Assets of the Company.................52
      SECTION 5.02.  Merger, Consolidation or Sale of All or
                     Substantially All Assets of a Guarantor.................53

ARTICLE VI  Defaults and Remedies............................................54

      SECTION 6.01.  Events of Default and Remedies..........................54
      SECTION 6.02.  Acceleration............................................56
      SECTION 6.03.  Other Remedies..........................................56
      SECTION 6.04.  Waiver of Past Defaults.................................56
      SECTION 6.05.  Control by Majority.....................................57
      SECTION 6.06.  Limitation on Suits.....................................57
      SECTION 6.07.  Rights of Holders to Receive Payment....................57
      SECTION 6.08.  Collection Suit by Trustee..............................57
      SECTION 6.09.  Trustee May File Proofs of Claim........................58
      SECTION 6.10.  Priorities..............................................58
      SECTION 6.11.  Undertaking for Costs...................................58
      SECTION 6.12.  Waiver of Stay or Extension Laws........................58

ARTICLE VII  Trustee.........................................................59

      SECTION 7.01.  Duties of Trustee.......................................59
      SECTION 7.02.  Rights of Trustee.......................................60
      SECTION 7.03.  Individual Rights of Trustee............................61
      SECTION 7.04.  Trustee's Disclaimer....................................61
      SECTION 7.05.  Notice of Defaults......................................61
      SECTION 7.06.  Reports by Trustee to Holders...........................62
      SECTION 7.07.  Compensation and Indemnity..............................62
      SECTION 7.08.  Replacement of Trustee..................................63
      SECTION 7.09.  Successor Trustee by Merger.............................64
      SECTION 7.10.  Eligibility; Disqualification...........................64
      SECTION 7.11.  Preferential Collection of Claims Against Company.......64

ARTICLE VIII  Discharge of Indenture; Defeasance.............................65

      SECTION 8.01.  Legal Defeasance and Covenant Defeasance................65
      SECTION 8.02.  Conditions to Legal or Covenant Defeasance..............66
      SECTION 8.03.  Deposited Money and Government Securities to be Held
                     in Trust; Other Miscellaneous Provisions................67
      SECTION 8.04.  Repayment to Company....................................67
      SECTION 8.05.  Reinstatement...........................................68
      SECTION 8.06.  Satisfaction and Discharge of Indenture.................68

ARTICLE IX  Amendments.......................................................69

      SECTION 9.01.  Without Consent of Holders..............................69
      SECTION 9.02.  With Consent of Holders.................................70
      SECTION 9.03.  Compliance with Trust Indenture Act.....................71
      SECTION 9.04.  Revocation and Effect of Consents and Waivers...........71
      SECTION 9.05.  Notation on or Exchange of Securities...................71
      SECTION 9.06.  Trustee to Sign Amendments..............................72
      SECTION 9.07.  Payment for Consent.....................................72

ARTICLE X  Subordination.....................................................72

      SECTION 10.01.  Agreement To Subordinate...............................72
      SECTION 10.02.  Liquidation, Dissolution, Bankruptcy...................72
      SECTION 10.03.  Default on Senior Debt.................................73
      SECTION 10.04.  Acceleration of Payment of Securities..................73
      SECTION 10.05.  When Distribution Must Be Paid Over....................73
      SECTION 10.06.  Subrogation............................................73
      SECTION 10.07.  Relative Rights........................................74
      SECTION 10.08.  Subordination May Not Be Impaired by Company...........74
      SECTION 10.09.  Rights of Trustee and Paying Agent.....................74
      SECTION 10.10.  Distribution or Notice to Representative...............74
      SECTION 10.11.  Article X Not to Prevent Events of Default or Limit
                      Right to Accelerate....................................74
      SECTION 10.12.  Trust Moneys Not Subordinated..........................75
      SECTION 10.13.  Trustee Entitled To Rely...............................75
      SECTION 10.14.  Trustee To Effectuate Subordination....................75
      SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt.......75
      SECTION 10.16.  Reliance by Holders of Senior Debt on Subordination
                      Provisions.............................................76
      SECTION 10.17.  Trustee's Compensation Not Prejudiced..................76
      SECTION 10.18.  Payments May Be Paid Prior to Dissolution..............76

ARTICLE XI  Security Guarantees..............................................76

      SECTION 11.01.  Security Guarantees....................................76
      SECTION 11.02.  Limitation on Liability; Release.......................78
      SECTION 11.03.  Successors and Assigns.................................79

      SECTION 11.04.  No Waiver..............................................79
      SECTION 11.05.  Modification...........................................79

ARTICLE XII  Subordination of the Security Guarantees........................79

      SECTION 12.01.  Agreement To Subordinate...............................79
      SECTION 12.02.  Liquidation, Dissolution, Bankruptcy...................79
      SECTION 12.03.  Default on Senior Debt of a Guarantor..................80
      SECTION 12.04.  Demand for Payment.....................................80
      SECTION 12.05.  When Distribution Must Be Paid Over....................80
      SECTION 12.06.  Subrogation............................................81
      SECTION 12.07.  Relative Rights........................................81
      SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor.......81
      SECTION 12.09.  Rights of Trustee and Paying Agent.....................81
      SECTION 12.10.  Distribution or Notice to Representative...............82
      SECTION 12.11.  Article XII Not to Prevent Events of Default or
                      Limit Right to Accelerate..............................82
      SECTION 12.12.  Trustee Entitled To Rely...............................82
      SECTION 12.13.  Trustee To Effectuate Subordination....................82
      SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Debt of
                      a Guarantor............................................82
      SECTION 12.15.  Reliance by Holders of Senior Debt of a Guarantor
                      on Subordination Provisions............................83
      SECTION 12.16.  Payments May Be Paid Prior to Dissolution..............83

ARTICLE XIII  Miscellaneous..................................................83

      SECTION 13.01.  Trust Indenture Act Controls...........................83
      SECTION 13.02.  Notices................................................83
      SECTION 13.03.  Communication by Holders with Other Holders............84
      SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.....84
      SECTION 13.05.  Statements Required in Certificate or Opinion..........85
      SECTION 13.06.  When Securities Disregarded............................85
      SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar...........85
      SECTION 13.08.  Legal Holidays.........................................85
      SECTION 13.09.  GOVERNING LAW..........................................85
      SECTION 13.10.  No Recourse Against Others.............................86
      SECTION 13.11.  Successors.............................................86
      SECTION 13.12.  Multiple Originals.....................................86
      SECTION 13.13.  Table of Contents; Headings............................86
      SECTION 13.14.  Severability...........................................86
      SECTION 13.15.  No Adverse Interpretation of Other Agreements..........86

                              CROSS-REFERENCE TABLE
                              ---------------------

    TIA Section                                              Indenture Section
    -----------                                              -----------------
    310(a)(1)..........................................................7.10
    (a)(2).............................................................7.10
    (a)(3)..............................................................N/A
    (a)(4)..............................................................N/A
    (b)..........................................................7.08; 7.10
    (c).................................................................N/A
    311(a).............................................................7.11
    (b)................................................................7.11
    (c).................................................................N/A
    312(a).............................................................2.05
    (b)...............................................................13.03
    (c)...............................................................13.03
    313(a).............................................................7.06
    (b)(1)..............................................................N/A
    (b)(2).............................................................7.06
    (c)...............................................................13.02
    (d)................................................................7.06
    314(a).......................................................4.02; 4.09
    (b).................................................................N/A
    (c)(1)............................................................13.04
    (c)(2)............................................................13.04
    (c)(3)............................................................13.04
    (d).................................................................N/A
    (e)...............................................................13.05
    (f).................................................................N/A
    315(a).............................................................7.01
    (b).........................................................7.05; 13.02
    (c)................................................................7.01
    (d)................................................................7.01
    (e)................................................................6.11
    316(a)(last sentence).............................................13.06
    (a)(1)(A)..........................................................6.05
    (a)(1)(B)..........................................................6.04
    (a)(2)..............................................................N/A
    (b)................................................................6.07
    317(a)(1)..........................................................6.08
    (a)(2).............................................................6.09
    (b)................................................................2.04
    318(a)............................................................13.01
    N/A means Not Applicable

    ----------
    Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

         INDENTURE dated as of May 10, 2000, among JOSTENS, INC., a Minnesota corporation (the "Company"), AMERICAN YEARBOOK COMPANY, INC., a Kansas corporation, as guarantor (the "Initial Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 12 3/4 % Senior Subordinated Notes due 2010 issued on the date hereof, (ii) any Additional Securities (as defined herein) that may be issued on any other Issue Date (all such Securities in clauses (i) and (ii) being referred to collectively as the "Initial Securities"), (iii) if and when issued as provided in a Registration Rights Agreement of the Company's 12 3/4 % Senior Subordinated Notes due 2010 issued in a Registered Exchange Offer (as defined below) in exchange for any Initial Securities (the "Exchange Securities") and (iv), if and when issued as provided in a Registration Rights Agreement, the Private Exchange Securities (as defined) issued in a Private Exchange (as defined) (the "Private Exchange Securities," and together with the Initial Securities and any Exchange Securities issued hereunder, the "Securities"). Except as otherwise provided herein, the Securities will be limited to $350,000,000 in aggregate principal amount outstanding, of which $225,000,000 in aggregate principal amount will be initially issued on the date hereof. Subject to the conditions set forth herein, the Company may issue up to an additional $125,000,000 aggregate principal amount of Securities.

                                    ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

         SECTION 1.01. Definitions.

         "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person and
(ii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Securities" shall mean up to $125,000,000 in aggregate principal amount of Initial Securities initially issued subsequent to the date hereof pursuant to Article II and in compliance with Section 4.03.

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or
(iii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) or (ii) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Applicable Premium" means, with respect to a Security at any redemption date, the greater of (i) 1.0% of the principal amount of such Security or (ii) the excess of (A) the present value at such time of (1) the redemption price of such Security at May1, 2005 (such redemption price being set forth in the tables in Section 3.07) plus (2) all required interest payments due on such Security through May1, 2005 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security, if greater.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 5.01 or 5.02 and not by Section 4.06), and
(ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of 1.0% of Total Assets or (b) for Net Proceeds in excess of 1.0% of Total Assets. Notwithstanding the foregoing, (1) the following will not be Asset Sales: (i) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or a transfer of assets by the Company to a Restricted Subsidiary, (ii) a Restricted Payment or Permitted Investment that is permitted by Section 4.04 (including any formation of or contribution of assets to a Subsidiary or joint venture), (iii) leases or subleases to third parties, of real property owned in fee or leased by the Company or its Subsidiaries or a disposition of a lease of real property, in each case, in the ordinary course of business, (iv) any disposition of property or assets (including inventory, accounts receivable and licensing agreements) of the Company or any of its Subsidiaries in the ordinary course of business, or that in the reasonable judgment of the Company, have become uneconomic, obsolete or worn out, (v) the disposition of Cash Equivalents or cash, and (vi) sales of accounts or other receivables and related assets (or a fractional undivided interest therein) for the fair market value thereof, in a Qualified Receivables Transaction.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or (except if used in the definition of "Change of Control") any authorized committee of the Board of Directors of such Person.

         "Borrowing Base" means, as of any date, an amount equal to the sum of
(i) 85% of the aggregate book value of all accounts receivable of the Company and its Restricted Subsidiaries and (ii) 60% of the aggregate book value of all inventory owned by the Company and its Restricted Subsidiaries, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company shall use the most recent available information for purposes of calculating the Borrowing Base.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of stock.

         "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300 million, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (v) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P, (vi) Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's, and
(vii) investment funds investing at least 95% of their assets in securities of the types described in clauses (i) through (iv) above.

         "Change of Control" means the occurrence of any of the following events:

                     (i) prior to the first public offering after the Closing Date of Voting Stock of the Company, the Initial Control Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Initial Control Group or otherwise (for purposes of this clause (i) and clause (ii) below, the Initial Control Group shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

                    (ii) following the first public offering after the Closing Date of Voting Stock of the Company, (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (i) above directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company, and (B) the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

                  (iii) at any time after the first public offering of common stock of the Company, any person other than the Initial Control Group (or their designated Board of Directors), (A)(I) nominates one or more individuals for election to the Board of Directors of the Company and
         (II) solicits proxies, authorizations or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Closing Date represents a majority of the Board of Directors of the Company following such election.

         "Closing Date" shall mean May 10, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in commodities prices.

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus, to the extent deducted in computing such Consolidated Net Income, (i) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period,
(ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill and the non-cash costs of Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), amortization of management fees, non-cash amortization of Capital Lease Obligations, and organization costs, (iv) expenses and charges related to any equity offering or incurrence of Debt permitted to be incurred by this Indenture (including any such expenses or charges relating to the Recapitalization), (v) the amount of any restructuring or other type of special charge or reserve, (vi) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, (vii) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (viii) any write-downs, write-offs, and other non-cash charges, items and expenses, (ix) the amount of any expense relating to any minority interest of Restricted Subsidiaries, and (x) costs of surety bonds in connection with financing activities, and (B) minus any cash payment for which a reserve or charge of the kind described in clause (v),
(viii) or (ix) above was taken previously during such period.

         "Consolidated Coverage Ratio" means with respect to any Person, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the four full fiscal quarters ending on or prior to the date the transaction giving rise to the need to calculate the Consolidate Coverage Ratio (the "Calculation Date") for which financial statements are available to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than working capital borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to Calculation Date, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Cash Flow, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

         For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Company. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings or any Qualified Receivables Transaction, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however (a) amortization of debt issuance costs, commissions, fees and expenses and (b) customary commitment, administrative and transaction fees and charges), (ii) dividends paid in respect of any Disqualified Stock of the Company or any Restricted Subsidiary, or cash dividends paid in respect of any Preferred Stock of a Restricted Subsidiary of the Company held by Persons other than the Company or a Subsidiary and (iii) commissions, discounts and other fees and charges incurred in connection with a Qualified Receivables Transaction of the Company or any Restricted Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person and the net losses of any such Person shall only be included to the extent funded with cash or property from the Company or a Restricted Subsidiary,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) except for purposes of calculating the Consolidated Coverage Ratio, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP),
(v) to the extent deducted in determining Net Income, the fees, expenses and other costs incurred in connection with the Recapitalization, including payments to management contemplated by the Recapitalization Agreement or in connection with the Company's transition to new ownership, in each case, to the extent that such fee, expense, cost or payment was disclosed in the Offering Memorandum, shall be excluded, and (vi) with respect to periods prior to the Closing Date, Consolidated Net Income shall include (without duplication) all adjustments relating to reductions in costs related to employee terminations, elimination of certain unprofitable businesses, excess rebates related to the Company's JDS program, closing the Mexico manufacturing facility, excess labor costs associated with the recognition segment and other items in each case of the type reflected in the calculation of Adjusted EBITDA set forth in footnote 5 to "Summary Consolidated Historical and Unaudited Pro Forma Financial Data" in the Offering Memorandum. To the extent that all employee terminations referred to above have not been completed before the Closing Date, such costs shall be added back to Consolidated Net Income in periods after the Closing Date; provided however, that if Consolidated Net Income is being calculated after September 30, 2000, the expected cost savings of such employee terminations with respect to employees that have not been terminated prior to the date of such calculation shall not be added back to Consolidated Net Income.

         "Credit Facilities" means, with respect to the Company and its Restricted Subsidiaries, one or more unsubordinated debt facilities (including the New Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for unsubordinated revolving credit loans, unsubordinated term loans, unsubordinated notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or unsubordinated letters of credit or other unsubordinated credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Company or any Restricted Subsidiary is a party or of which it is a beneficiary.

         "Debt" means, with respect to any Person (without duplication): (a) any Debt of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) of banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Debt (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (b) all Debt under clause (a) of other Persons secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) provided that the amount of Debt of such Person shall be the lesser of: (a) the fair market value of such asset at such date of determination; and (b) the amount of such Debt of such other Persons, and (c) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (a) of any other Person; provided, however, that the Debt shall not include: (i) obligations and liabilities in respect of synthetic lease facilities that are accounted for as operating leases in accordance with GAAP (including Guarantees of loans then outstanding by the lenders under any such facility to the lessor thereunder); (ii) obligations of the Company or any of its Restricted Subsidiaries arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that: (A) such obligations are not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause
(A)); and (B) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;
(iii) (A) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (B) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence; (iv) purchase price holdbacks in connection with purchasing in the ordinary course of business of the Company and its Restricted Subsidiaries; (v) leases of precious metals used in the ordinary course of business of the Company and its Restricted Subsidiaries, whether or not accounted for as operating leases under GAAP; or
(vi) customer deposits in the ordinary course of business. Except as otherwise expressly provided in this definition, the amount of any Debt outstanding as of any date shall be: (a) the accreted value thereof, in the case of any Debt issued at a discount to par value; and (b) the principal amount thereof in the case of any other Debt.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Securities" means Securities that are in the form of Exhibit A, Exhibit B or Exhibit C attached hereto that do not include the Global Securities Legend therein.

         "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

         "Designated Senior Debt" means (i) any Senior Debt outstanding under the New Credit Facility and (ii) any other Senior Debt permitted under this Indenture the outstanding principal amount of which is $10.0 million or more and that has been designated by the Company by notice to the Trustee as "Designated Senior Debt."

         "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or (ii) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (i) above or Debt having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of the Securities. Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Company or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations, (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of such Securities as are required to be repurchased pursuant to Section 4.08 and (C) the Senior Preferred Stock having the terms and conditions set forth in the Certificate of Designation for the Senior Preferred Stock as in effect on the Closing Date shall not constitute Disqualified Stock under the Indenture. For purposes hereof, the amount of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which the Consolidated Coverage Ratio shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Debt" means Debt of the Company and its Restricted Subsidiaries (other than Debt under the New Credit Facility) in existence on the Closing Date, until such amounts are repaid.

         "Foreign Subsidiary" means any Subsidiary of the Company formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the Closing Date.

         "Global Security" means a Security that is in the form of Exhibit A, Exhibit B or Exhibit C hereto that includes the Global Securities Legend therein.

         "Global Securities Legend" means the legend set forth in the first paragraph of Exhibit A hereto.

         "Government Notes" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

         "Guarantors" means (i) each of the Company's Restricted Subsidiaries on the Closing Date other than any (a) Foreign Subsidiary and (b) Subsidiary that is a Receivables Subsidiary; and (ii) each Restricted Subsidiary that executes and delivers a Security Guarantee and a supplemental indenture assuming the obligations of a Guarantor under this Indenture after the Closing Date, and their respective successors and assigns, in each case until released from its Security Guarantee in accordance with the terms of this Indenture.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Control Group" means Investcorp S.A., Deutsche Bank Securities Inc. and their respective Affiliates, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Company's Capital Stock, or any Permitted Transferee of any of the foregoing Persons.

         "Initial Purchasers" means Deutsche Bank Securities Inc., UBS Warburg LLC and Goldman, Sachs & Co.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (but excluding Guarantees of Debt not otherwise prohibited to be incurred under this Indenture (to the extent that such Guarantees of Debt do not then require cash payments by the Company and in the event that cash payments are then required, such payments shall constitute an Investment under this Indenture only 90 days subsequent to such payment)), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing plan contributions made in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the second to last paragraph of Section 4.04(b).

         "Issue Date" means the date on which any Initial Securities are originally issued.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

         "Liquidated Damages" shall have the meaning set forth in a Registration Rights Agreement.

         "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person (but not any Subsidiaries) for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends of such Person (but not any Subsidiaries), excluding, however, (i) any extraordinary or non-recurring gains or losses or charges (including non-cash charges resulting from any write-up, write-down or write-off of amounts in connection with the Recapitalization) and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Debt; provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

         "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt that is not subordinated to the Securities required (other than required by clause (a) of the third paragraph of Section 4.06) to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "New Credit Facility" means the Credit Agreement dated as of May 10, 2000, among the Company, the Subsidiaries of the Company party thereto and the financial institutions named therein, and any related notes, collateral documents, letters of credit and Guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Offering Memorandum" shall mean the offering memorandum dated May 5, 2000, relating to the sale of $225,000,000 aggregate principal amount of the Initial Securities.

         "Officers" means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Pari Passu Debt" means any Debt of the Company or any Guarantor that ranks pari passu with the Securities or the relevant Security Guarantee.

         "payment" means, for purposes of Articles X and XII and with respect to the Securities, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described in Article VIII. The verb "pay" has a correlative meaning.

         "Permitted Business" means the businesses conducted by the Company and its Subsidiaries as of the date of this Indenture and any other business reasonably related, complementary or incidental to any of those businesses including the provision of goods or services related to educational institutions.

         "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in (i) cash or Cash Equivalents (ii) to the extent determined by the Company in good faith to be necessary for local currency working capital requirements of a Foreign Subsidiary, other cash equivalents, provided in the case of clause (ii), the Investment is made by the Foreign Subsidiary having such operations; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any securities received or other Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) any Investments relating to a Receivables Subsidiary; (g) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business or pursuant to a stock loan program; (h) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement); (i) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Company or such Restricted Subsidiary deems reasonable); (j) any Investment existing on the Closing Date or made pursuant to legally binding written commitments in existence on the Closing Date which Investment is disclosed in the Offering Memorandum; (k) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under this Indenture; (l) any Investment in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed 10.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and (m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

         "Permitted Junior Securities" means debt or equity securities of the Company, any Guarantor or any successor corporation to the Company or such Guarantor issued pursuant to a plan of reorganization or readjustment of the Company or such Guarantor that are subordinated to the payment of all then outstanding Senior Debt of the Company or such Guarantor, as applicable, at least to the same extent that (i) in the case of the Company, the Securities are subordinated to the payment of all Senior Debt on the Closing Date and (ii) in the case of such Guarantor, that the Security Guarantee of such Guarantor is subordinated to the payment of Senior Debt of such Guarantor on the Closing Date, so long as (i) the effect of the use of this defined term in Article X and XII is not to cause the Securities or the Security Guarantee, as applicable, to be treated as part of (a) the same class of claims as the Senior Debt of the Company or such Guarantor, as applicable, or (b) any class of claims pari passu with, or senior to, the Senior Debt of the Company or such Guarantor, as applicable, for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company or such Guarantor and
(ii) to the extent that any Senior Debt of the Company or such Guarantor, as applicable, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either
(a) the holders of any such Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment or (b) such holders receive securities which constitute Senior Debt of the Company or such Guarantor, as applicable, and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of the Company or such Guarantor, as applicable, not paid in full in cash.

         "Permitted Liens" means (i) Liens securing Senior Debt of the Company or Debt of a Restricted Subsidiary (in each case including related Obligations) that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property (a) existing at the time of acquisition thereof or (b) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Company or any Restricted Subsidiary of the Company; provided, that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Company or a Restricted Subsidiary, as the case may be; (iv) Liens that secure Debt of a Person existing at the time any such Person becomes a Restricted Subsidiary of the Company; provided, that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Company; (v) banker's Liens, rights of setoff and liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) without limitation of clause (i) above, Liens to secure Debt (including Capital Lease Obligations) permitted by Section 4.03(b)(iv) covering only the assets acquired, leased, constructed or improved with such Debt; (vii) Liens existing on the Closing Date; (viii) customary Liens incurred in connection with a Qualified Receivables Transaction; (ix) (a) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded or that are being contested in good faith and by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens, pledges or deposits in connection with (a) workmen's compensation, obligations and general liability exposure of the Company and its Restricted Subsidiaries and (b) unemployment insurance and other social security legislation; (xi) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit; (xii) (a) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any real property leased by the Company or any Restricted Subsidiary on the Closing Date and subordination or similar agreements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property; (xiii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business; (xiv) Liens securing Hedging Obligations entered into in the ordinary course of business; (xv) without limitation of clause (i) above, Liens securing Refinancing Debt permitted to be incurred under this Indenture or amendments or renewals of Liens that were permitted to be incurred; provided, in each case, that such Liens do not extend to any additional property or asset of the Company or a Restricted Subsidiary;
(xvi) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Company or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary; (xvii) Liens that secure Debt incurred by Foreign Subsidiaries for working capital purposes (including acquisitions), and by the Company or any of its Restricted Subsidiaries of Guarantees of Debt of Foreign Subsidiaries or foreign joint ventures; provided that the aggregate principal amount of such Debt and of the Debt so Guaranteed at any time outstanding does not exceed $30.0 million or was permitted to be incurred pursuant to the Coverage Ratio Exception; and (xviii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

         "Permitted Refinancing Debt" means any Debt of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Restricted Subsidiaries incurred in compliance with this Indenture; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith); (ii) in the case of term Debt, principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (a) the Stated Maturity of those under the Debt being refinanced and
(b) the maturity date of the Securities and such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and the Weighted Average Life to Maturity of the Securities; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded or by the Company.

         The Company may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the incurrence of such Permitted Refinancing Debt, the Company shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

         "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person and (ii) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. With respect to the Company, "Preferred Stock" includes the Senior Preferred Stock.

         "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

         "Private Exchange" shall have the meaning set forth in a Registration Rights Agreement.

         "Private Exchange Securities" means Securities of the Company to be delivered in a Private Exchange pursuant to a Registration Rights Agreement.

         "Pro Forma Cost Savings" means, with respect to any period ended on any Calculation Date, the reductions in costs with respect to the applicable four-quarter reference period that (1) are directly attributable to any Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the date of this Indenture or (2) have begun to be implemented prior to the Calculation Date by, or have been identified and approved in good faith by the Board of Directors of, the Company, any Restricted Subsidiary or the business that was subject of any such Investments, acquisitions, dispositions, mergers, consolidations or discontinued operations pursuant to a formalized plan, in the case of each of clause (1) and (2), based on a supportable, good faith estimate of the Chief Financial Officer or other senior financial officer of the Company and determined on a pro forma basis as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses (other than capitalized expenses) incurred or to be incurred during the four-quarter reference period in order to achieve such reduction in costs.

         "Purchase Agreement" means (i) with respect to the Initial Securities issued on the date hereof, the Purchase Agreement dated May 5, 2000, for the purchase of $225,000,000 principal amount of Initial Securities among the Company, the Initial Guarantor and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Securities, any purchase or underwriting agreement entered into by the Company, any Guarantors and the initial purchasers or underwriters with respect thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company, any Restricted Subsidiary or any Receivables Subsidiary pursuant to which the Company, any Restricted Subsidiary or any Receivables Subsidiary may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (a) a Receivables Subsidiary (in the case of a transfer or encumbrancing by the Company or a Restricted Subsidiary) and (b) any other Person, accounts and other receivables (whether now existing or arising in the future) of the Company or a Restricted Subsidiary which arose in the ordinary course of business of the Company or a Restricted Subsidiary, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, proceeds of such receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization or factoring transactions involving receivables.

         "Recapitalization" means the recapitalization of the Company pursuant to which Saturn Acquisition Corporation was merged with and into the Company and the financing transactions related thereto.

         "Recapitalization Agreement" means the Agreement and Plan of Merger dated as of December 27, 1999 by and between the Company and Saturn Acquisition Corporation, as amended through the Closing Date.

         "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of receivables and related assets which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of any Debt or any other obligations (contingent or otherwise) of which directly or indirectly, contingently or otherwise, (1) is guaranteed by the Company or a Restricted Subsidiary of the Company (excluding Standard Securities Undertakings), (2) is recourse to or obligates the Company or a Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (3) subjects any asset of the Company or a Restricted Subsidiary of the Company to the satisfaction thereof, other than Standard Securitization Undertakings, (b) with which neither the Company nor a Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than those customarily entered into in connection with Qualified Receivables Transactions, and (c) with which neither the Company nor a Restricted Subsidiary of the Company has any obligation, directly or indirectly, contingently or otherwise, to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

         "Registration Rights Agreement" means (i) with respect to the Initial Securities issued on the date hereof, the Registration Rights Agreement dated May 10, 2000, among the Company, the Initial Guarantor and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Securities, any registration rights agreement entered into among the Company, any Guarantors and the relevant initial purchasers or underwriters, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Registered Exchange Offer" means an offer made by the Company pursuant to a Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange Exchange Securities for outstanding Initial Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for therein).

         "Representative" means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Securities Legend" means the legend set forth in the second and third paragraphs of Exhibit A hereto.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means any Debt of the Company or any Guarantor secured by a Lien.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities" has the meaning stated in the recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities and any Private Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Securities (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture and all Exchange Securities and Private Exchange Securities from time to time issued with respect to any Initial Securities that constitute such Additional Securities. All Securities, including any such Additional Securities, shall vote together as one series of Securities under this Indenture.

         "Securities Custodian" or "Custodian" means the custodian with respect to any Global Security (as appointed by the Depository), or any successor entity thereto covered in 2.03.

         "Security Guarantee" means the unconditional Guarantee by each Guarantor pursuant to Article XI herein of the Company's Obligations under the Securities.

         "Senior Debt" means (i) all Debt of the Company or any Guarantor outstanding under the New Credit Facility and all Hedging Obligations with respect thereto, (ii) any other Debt (including Acquired Debt) permitted to be incurred by the Company or any Guarantor under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or the relevant Security Guarantee and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Company, (w) any Debt of the Company or any Guarantor to any of its Subsidiaries or other Affiliates (other than Debt under any Credit Facility to any such Affiliate), (x) any trade payables, (y) that portion of Debt incurred in violation of Section 4.03 (but as to any such Debt under any Credit Facility, no such violation shall be deemed to exist for purposes of this clause (y) if the lenders have obtained a representation from a responsible financial officer of the Company to the effect that the issuance of such Debt does not violate such Section) or (z) any Debt or obligation of the Company or any Guarantor which is expressly subordinated in right of payment to any other Debt or obligation of the Company or such Guarantor, as applicable, including any Subordinated Debt of the Company.

         "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Company.

         "Significant Subsidiary" means (a) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date or (b) any one or more Restricted Subsidiaries of the Company that (1) are not otherwise Significant Subsidiaries, (2) as to which any event described in clause (6), (7), (8) or (9) of Section 6.01 herein has occurred and is continuing and (3) would together constitute a Significant Subsidiary under clause (a) of this definition.

         "Specified Affiliate Payments" means: (i) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company, held by any future, present or former employee, director, officer or consultant of the Company (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement or plan, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (i) (without giving effect to the immediately following proviso) of $10.0 million in any calendar year) and no payment default on Senior Debt or the Securities shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company (including by way of capital contribution) since the Closing Date from the sale of Equity Interests of the Company to employees, directors, officers or consultants of the Company or its Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from Section 4.04(a)(3)(ii)) plus (B) the cash proceeds from key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided further that cancellation of Debt owing to the Company from employees, directors, officers or consultants of the Company or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Indenture; (ii) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests; and (iii) payments by the Company to shareholders or members of management of the Company and its Subsidiaries in connection with the Recapitalization that are reflected as adjustments to the pro forma financial statements included in the Offering Memorandum.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or a Restricted Subsidiary which are reasonably customary in a receivables securitization transaction.

         "Stated Maturity" means, with respect to any installment of interest or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest principal or other amount prior to the date scheduled for the payment thereof.

         "Subordinated Debt" means any Debt of the Company or any Guarantor (whether outstanding on the Closing Date or thereafter incurred) that is subordinate or junior in right of payment to the Securities or the applicable Security Guarantee pursuant to written agreement.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Subsidiary Non-Guarantor" means any Subsidiary of the Company that is not a Guarantor.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture, unless as stated in
Section 9.03 hereof.

         "Total Assets" means, at any time, the total consolidated assets of the Company and its Restricted Subsidiaries at such time determined in accordance with GAAP. For the purposes of Section 4.03(b)(iv), Total Assets shall be determined giving pro forma effect to the lease, acquisition, construction or improvement of the assets being leased, acquired, constructed or improved with the proceeds of the relevant Debt.

         "Transfer Restricted Securities" means Securities that bear or are required to bear the Restricted Securities Legend.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to May 1, 2005, provided, however, that if the period from the redemption date to May 1, 2005 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 1, 2005 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that is designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided in Section 4.10, and (2) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent permissible under this Indenture, as described in Section 4.10.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

         SECTION 1.02. Other Definitions.

                            Term                        Defined in Section
     -----------------------------------------  --------------------------------
     "Accredited Investors"......................................2.01(b)
     "Affiliate Transaction".....................................4.07(a)
     "Agent Members".............................................2.13(a)
     "Asset Sale Offer"..........................................4.06
     "automatic stay"............................................8.02(f)
     "Bankruptcy Law"............................................6.01
     "Change of Control Offer"...................................3.09(a)
     "Change of Control Payment".................................4.08(a)
     "Covenant Defeasance".......................................8.01(c)
     "Coverage Ratio Exception"..................................4.03(a)
     "CUSIP".....................................................2.12
     "Custodian".................................................6.01
     "Designation"...............................................4.10(a)
     "DTC".......................................................2.03
     "estate"....................................................8.02(f)
     "Event of Default"..........................................6.01
     "Excess Proceeds"...........................................4.06
     "Excess Proceeds Offer".....................................3.09(a)
     "Guaranteed Obligations"...................................11.01
     "Guarantor payment default"................................12.03
     "Guarantor non-payment default"............................12.03
     "Guarantor Payment Blockage Notice"........................12.03
     "IAIs"......................................................2.01(b)
     "IAI Global Security".......................................2.01(b)
     "incur".....................................................4.03(a)
     "Indemnified Party".........................................7.07
     "Legal Defeasance"..........................................8.01(b)
     "Legal Holiday"............................................13.08
     "Material Adverse Effect"...................................4.15

     "non-payment default"......................................10.03
     "Notice of Default".........................................6.01
     "Offer Amount"..............................................3.09(a)
     "Offer Period"..............................................3.09(a)
     "Option of Holder to Elect Purchase"........................3.09
     "outstanding"...............................................8.01(b)
     "Paying Agent"..............................................2.03
     "Payment Blockage Notice"..................................10.03
     "payment default"..........................................10.03
     "Permanent Regulation S Global Security"....................2.01
     "Permitted Debt"............................................4.03(b)
     "Physical Securities".......................................2.01(c)
     "protected purchaser".......................................2.07
     "Purchase Date".............................................3.09(a)
     "QIBs"......................................................2.01(b)
     "QIB Global Security".......................................2.01(b)
     "qualified institutional buyers"............................2.01(b)
     "Registrar".................................................2.03
     "Regulation S"..............................................2.01(b)
     "Regulation S Global Security"..............................2.01(b)
     "Repurchase Offer"..........................................3.09(a)
     "Restricted Payments".......................................4.04(a)
     "Restricted Payments Basket"................................4.04(a)(3)
     "Revocation"................................................4.10(b)
     "Rule 144A".................................................2.01(b)
     "Senior Preferred Stock"....................................4.04(b)(vii)
     "Temporary Regulation S Global Security"....................2.01(b)
     "Trustee"...................................................8.03
     "U.S. Global Securities"....................................2.01(b)

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Security Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt; and

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                 The Securities
                                 --------------

         SECTION 2.01. Form and Dating. (a) The Initial Securities issued on the date hereof and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. Any Exchange Securities or Permanent Regulation S Global Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. Any Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit C, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. Any Additional Securities shall be issued in the form of either (i) Exhibit A, if such Security is a Transfer Restricted Security, or (ii) Exhibit B, if such Security is not a Transfer Restricted Security. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A, Exhibit B and Exhibit C are part of the terms of this Indenture. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

         (b) The Initial Securities issued on the date hereof are being offered and sold by the Company pursuant to the Purchase Agreement. The Initial Securities will be offered and sold by the Initial Purchasers only (i) to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act ("Rule 144A")) ("QIBs") and (ii) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities in the form of Additional Securities may be issued and sold as provided in the related Purchase Agreement. After such initial offers and sales, Initial Securities that are Transfer Restricted Securities may be transferred to, among others, QIBS, in reliance on Regulation S and to institutional "Accredited Investors" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("IAIs") in accordance with certain transfer restrictions. Initial Securities that are offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities substantially in the form set forth in Exhibit A (collectively, the "QIB Global Security") deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Securities that are offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Securities substantially in the form set forth in Exhibit A (collectively, the "Temporary Regulation S Global Security") deposited with the Trustee, as Securities Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time on or after June 19, 2000, upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit G hereto, one or more permanent Global Securities substantially in the form set forth in Exhibit B (collectively, the "Permanent Regulation S Global Security"; and together with the Temporary Regulation S Global Security, the "Regulation S Global Security") duly executed by the Company and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, as Securities Custodian. Initial Securities resold or otherwise transferred to IAIs shall be issued substantially in the form set forth in Exhibit A (collectively, the "IAI Global Security" and, together with the QIB Global Security, the "U.S. Global Securities"). The QIB Global Security, the Regulation S Security and the IAI Global Security shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian. Transfers of Initial Securities between QIBs and IAIs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Securities, as more fully provided in Section 2.14.

         (c) Except as otherwise provided in the related Purchase Agreement, Initial Securities offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A attached hereto without the Global Securities Legend (the "Physical Securities").

         SECTION 2.02. Execution and Authentication. One or more Officers of the Company shall sign the Securities by manual or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by two of its Officers (1) Initial Securities for original issue on the date hereof in an aggregate principal amount of $225,000,000, (2) subject to Section 4.03, Additional Securities in an aggregate principal amount of up to $125,000,000 and (3) (A) Exchange Securities for issue only in a Registered Exchange Offer, and (B) Private Exchange Securities for issue only in a Private Exchange, in the case of each of (A) and
(B) pursuant to a Registration Rights Agreement and for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $350,000,000 except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company initially designates the Corporate Trust Office of the Trustee specified in Section 13.02 as such office of the Company in accordance with this Section 2.03.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities, and the Trustee shall initially be the Securities Custodian with respect to the Global Securities.

         The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Company; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

         SECTION 2.04. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m. on each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company or a permitted Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment within one Business Day thereof. If the Company or a permitted Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         Any money deposited with any Paying Agent, or then held by the Company or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest on any Security and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company at its request, or, if then held by the Company or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

         SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401 of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or transfers or exchanges of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and accrued and unpaid interest and Liquidated Damages, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (i) the Holder of such Global Security (or its agent) or (ii) any holder of such beneficial interest, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

         All Securities issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Persons who have accounts with the Depository or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Company or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Trustee and the Company including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Company.

         The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

         SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Securities. Until Definitive Securities and Global Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

         SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Company in accordance with the Trustee's customary procedures. The Company may not issue new Securities to replace Securities they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in "CUSIP" numbers.

         SECTION 2.13. Book-Entry Provisions for Global Securities.

         (a) Each Global Security initially shall (i) be registered in the name of the Depository for such Global Security or the nominee of such Depository and
(ii) be delivered to the Trustee as the initial Securities Custodian for such Depository. Beneficial interests in Global Securities may be held indirectly through members of or participants in ("Agent Members") the Depository (including Clearstream Banking and Euroclear in the case of the Regulation S Global Security).

         Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as Securities Custodian, or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depository (and Agent Member, if applicable) and the provisions of
Section 2.14. The Trustee shall register the transfer of Physical Securities to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or the Depository ceases to be a clearing agency registered under the Exchange Act, at a time when the Depository is required to be so registered in order to act as Depository, and in each case a successor Depository is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to permit such transfers.

         Notwithstanding the previous sentence, in no event shall Physical Securities be delivered to investors who purchased Securities in reliance on Regulation S prior to the day that is forty days after the Issue Date with respect to such Securities.

         (c) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

         SECTION 2.14. Special Transfer Provisions. Unless and until a Transfer Restricted Security is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

         (a) Transfers to Non-QIB IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any IAI that is not a QIB (other than pursuant to Regulation S):

                  (i) The Registrar shall register the transfer of any Transfer Restricted Security by a Holder if (x) the requested transfer is (I) at least two years after the later of (A) the Issue Date with respect to such Transfer Restricted Security and (B) the date such Transfer Restricted Security was acquired from an affiliate of the Company and
         (II) at least three months after the last date such Holder was an affiliate of the Company or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form set forth in Exhibit D hereto.

                  (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of a beneficial interest in the QIB Global Security or the Regulation S Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the IAI Global Security in an amount equal to the principal amount of the beneficial interest in the QIB Global Security or the Regulation S Global Security to be so transferred and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such QIB Global Security or Regulation S Global Security.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than pursuant to Regulation S):

                  (i) The Registrar shall register the transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is (I) at least two years after the later of (A) the Issue Date with respect to such Transfer Restricted Security and (B) the date such Transfer Restricted Security was acquired from an affiliate of the Company and
         (II) at least three months after the last date such Holder was an affiliate of the Company or (y) such transfer is being made by a proposed transferor who has provided the Registrar with a letter substantially in the form set forth in Exhibit E hereto.

                  (ii) If the proposed transferee is an Agent Member and the Transfer Restricted Security to be transferred consists of an interest in the IAI Global Security or the Regulation S Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Security in an amount equal to the principal amount of the beneficial interest in the IAI Global Security or the Regulation S Global Security to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such IAI Global Security or Regulation S Global Security.

         (c) Transfers Pursuant to Regulation S. The Registrar shall register the transfer of any Permanent Regulation S Global Security without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Security pursuant to Regulation S:

                  (i) The Registrar shall register any proposed transfer of a Transfer Restricted Security by a Holder if (x) the requested transfer is at least two years after the Issue Date with respect to such Transfer Restricted Security and at least three months after the last date such Holder was an affiliate of the Company or (y) upon receipt of a letter substantially in the form set forth in Exhibit F hereto from the proposed transferor.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Security, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the beneficial interest in such U.S. Global Security to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the applicable U.S. Global Security.

         (d) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing the Restricted Securities Legend, the Registrar shall deliver Securities that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear the Restricted Securities Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x), (b)(i)(x) or (c)(i)(x) of this Section exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (e) General. By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restricted Securities Legend and agrees that it shall transfer such Security only as provided in this Indenture.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   Redemption
                                   ----------

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02. Selection. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

         SECTION 3.03. Notice. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this

         Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Liquidated Damages, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancellation.

         SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07. Optional Redemption.

         (a) Except as set forth in Section 3.07(b) or (c), the Securities may not be redeemed prior to May 1, 2005. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:



               Period                                Price
               ------                                -----

               2005                                  106.375%

               2006                                  104.250%

               2007                                  102.125%

               2008 and thereafter                   100.000%

         (b) In addition, at any time and from time to time, prior to May 1, 2003, the Company may redeem up to 35% of the aggregate principal amount of Securities under this Indenture at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of a public offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and provided further that such redemption shall occur within 90 days of the date of the closing of such public offering.

         (c) At any time on or prior to May 1, 2005, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

         SECTION 3.08. No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

         SECTION 3.09. Repurchase Offers.

         (a) In the event that the Company shall be required to commence an offer to all Holders to purchase Securities (a "Repurchase Offer") pursuant to
Section 4.06 hereof (an "Excess Proceeds Offer") or pursuant to Section 4.08 hereof (a "Change of Control Offer") the Company shall follow the procedures specified in this Section 3.09:

                  (i) Within 30 days after (A) a Change of Control (unless (1) the Company is not required to make such offer pursuant to Section 4.08(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(c)) or (B) the Company is required to make an Asset Sale Offer pursuant to Section 4.06, the Company shall (x) commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period") and (y) send, by first class mail, a notice to the Trustee and each of the Holders which shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Repurchase Offer. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

                           (A) that the Repurchase Offer is being made pursuant
                  to this Section 3.09 and Section 4.06 or 4.08, as the case may be, as applicable;

                           (B) the principal amount of Securities required to be
                  purchased pursuant to Section 4.06, in case of an Excess Proceeds Offer, or that the Company is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the "Offer Amount"), the purchase price and, that on the date specified in such notice (the "Purchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Company shall repurchase all Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or 4.08, as applicable;

                           (C) that any Security not tendered or accepted for
                  payment shall continue to accrue interest;

                           (D) that, unless the Company defaults in making such
                  payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

                           (E) that Holders electing to have a Security
                  purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

                           (F) that Holders electing to have a Security
                  purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depository, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

                           (G) that Holders shall be entitled to withdraw their
                  election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

                           (H) that, in the case of an Excess Proceeds Offer, if
                  the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis

                  (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

                           (I) that Holders whose Securities are purchased only
                  in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

                           (J) the CUSIP number, if any, printed on the
                  Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  (ii) On (or at the Company's election, before) the Purchase Date, the Company shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Excess Proceeds Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Excess Proceeds Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. On the Purchase Date, all Securities purchased by the Company shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer will be canceled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter.

         If the Company complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

         (b) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         (c) Prior to complying with the provisions of this Section 3.09, but in any event within 90 days following a Change of Control Offer or Asset Sale Offer, as applicable, the Company shall either repay all outstanding Senior Debt of the Company or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt of the Company to permit the repurchase of Securities required by this Section 3.09 and Section 4.06 or 4.08, as applicable.

         (d) Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Excess Proceeds Offer, if the Company is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Company may be required to purchase pursuant to Section 3.02 and/or 4.06 hereof, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

         (e) Other than as specifically provided in this Section 3.09 or Section
4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06 hereof.

                                   ARTICLE IV

                                    Covenants
                                    ---------

         SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company or a Wholly Owned Restricted Subsidiary) holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company shall file with the SEC, and provide, within 15 days after the Company is required to file the same with the SEC, the Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In the event the Company is not permitted to file such reports, documents and information with the SEC, the Company will provide substantially similar information to the Trustee and the Holders, as if the Company were subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA ss. 314(a).

         SECTION 4.03. Incurrence of Debt and Issuance of Preferred Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired Debt) or issue any Disqualified Stock and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence or issuance of any such Debt, the Company or any Guarantor or Foreign Subsidiary of the Company may incur Debt (including Acquired Debt) or issue shares of Disqualified Stock, and Guarantors may issue Preferred Stock, if, in any such case, the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or other Preferred Stock is issued would have been at least 2.00 to 1.00 if such incurrence or issuance is on or before May 1, 2002 or at least 2.25 to 1.00 if such incurrence or issuance is thereafter, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period (the "Coverage Ratio Exception").

         (b) The provisions of Section 4.03(a) will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company or any of its Restricted Subsidiaries of term and revolving Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) under Credit Facilities (including Guarantees of such Debt by the Company or any of its Subsidiaries); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (i) without duplication, does not exceed an amount equal to the sum of (a) $500.0 million and (b) the greater of $170.0 million and the Borrowing Base at the time such Debt is incurred;

                  (ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Debt;

                  (iii) the incurrence by the Company of Debt represented by the Securities issued on the Closing Date and by the Guarantors of Debt represented by the Security Guarantees;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of (a) Acquired Debt or (b) Debt (including Capital Lease Obligations) for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Debt is owed to the seller or Person carrying out such construction or improvement or to any third party), in an aggregate principal amount at the date of such incurrence (including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (iv)) not to exceed an amount equal to $35.0 million; provided that such Debt exists at the date of such purchase or transaction, or is created within 180 days thereafter;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) incurred pursuant to the Coverage Ratio Exception, or pursuant to clause (ii), (iii) or (iv) of this Section 4.03(b);

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Debt or Preferred Stock owed or issued to and held by the Company and any of its Restricted Subsidiaries including any Indebtedness arising in connection with a Qualified Receivables Transaction, provided, however, that (a) any such Debt of the Company shall be subordinated and junior in right of payment to the Securities and (b)(I) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (II) any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Indenture to be outstanding in a notional amount not exceeding the amount of such Debt or (b) for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business, and in each case, not for speculative purposes;

                  (viii) the guarantee by the Company or any Guarantor of Debt of the Company or a Restricted Subsidiary of the Company or by any Restricted Subsidiary of Debt of any other Restricted Subsidiary that is not a Guarantor, in each case, that was permitted to be incurred by another provision of this Section 4.03;

                  (ix) the incurrence by Foreign Subsidiaries of Debt for working capital purposes (including acquisitions), and by the Company or any of its Restricted Subsidiaries of Guarantees of Debt of Foreign Subsidiaries or foreign joint ventures, provided that the aggregate principal amount of such Debt and of the Debt so Guaranteed at any time outstanding does not exceed $30.0 million; and

                  (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the New Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, pursuant to this clause (x) not to exceed an amount equal to $50.0 million.

         Notwithstanding any other provision in this Section 4.03, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.03 shall not be deemed to be exceeded as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this Section 4.03: (a) the outstanding principal amount of any particular Debt shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt shall be disregarded; (b) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify such item of Debt in any manner that complies with this Section 4.03 and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.03(a); provided that all outstanding Debt under the New Credit Facility immediately following the Recapitalization shall be deemed to have been incurred pursuant to Section 4.03(b)(i); and (c) accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Debt.

         SECTION 4.04. Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other distribution (including any payment by the Company or any Restricted Subsidiary in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) and dividends payable to the Company or any Restricted Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Company or any Restricted Subsidiary in connection with any merger or consolidation) any Equity Interests of the Company, (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Company or any Guarantor, except (A) a payment of interest, principal or other related Obligations at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Company or such Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement or (iv) make any Restricted Investment, (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to Section 4.03(a); and

                  (3) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date, is less than the sum (without duplication) (the "Restricted Payments Basket") of:

                           (i) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Closing Date occurs to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is negative, 100% of such negative amount); plus

                           (ii) 100% of the aggregate net cash proceeds, and the
                  fair market value of any property other than cash, received by the Company from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Company (other than Disqualified Stock and all warrants, options or other rights to acquire Disqualified Stock (but excluding any debt security that is convertible into, or exchangeable for, Disqualified Stock)), in either case after the Closing Date; plus

                           (iii) the amount by which the aggregate principal
                  amount (or accreted value, if less) of Debt or Disqualified Stock of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange after the Closing Date of any Debt convertible into or exchangeable for Equity Interests (other than Disqualified Stock) of the Company, together with the net cash proceeds received by the Company at the time of such conversion; plus

                           (iv) 100% of the aggregate net cash proceeds received
                  by the Company or a Restricted Subsidiary of the Company since the Closing Date (to the extent not included in Consolidated Net Income of the Company) from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries (less the cost of such sale or disposition, if any) and (B) a cash dividend from, or the sale (other than to the Company or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary; plus

                           (v) upon the redesignation as a Restricted Subsidiary
                  of any Subsidiary that was designated an Unrestricted Subsidiary after the Closing Date, the fair market value of the Restricted Investments of the Company and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

         (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Section 4.04;

                  (ii) the redemption, repurchase, retirement, defeasance or other acquisition of Equity Interests or Subordinated Debt of the Company, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the Company; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall not increase the Restricted Payments Basket;

                  (iii) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt of the Company (a) made by an exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Debt or (b) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Company shall have complied with Section 4.06 or Section 4.08 herein, as the case may be, and purchased all Securities validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Debt;

                  (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

                  (v) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

                  (vi) Restricted Payments in an aggregate amount not to exceed $15.0 million; and

                  (vii) without limitation of the parenthetical at the end of
         Section 4.04(a)(i) above the payment of any dividends in respect of the 14% Senior Redeemable Payment-In-Kind Preferred Stock of the Company (the "Senior Preferred Stock") in the form of additional shares of Senior Preferred Stock having the terms and conditions set forth in the Certificate of Designation relating to the Senior Preferred Stock as in effect on the Closing Date.

         In determining the aggregate amount of Restricted Payments made after the Closing Date in accordance with Section 4.04(a)(3), amounts expended pursuant to clauses (i) (without duplication) and (iv) (but not amounts under clauses (ii), (iii), (v), (vi) or (vii)) shall be included in such calculation; provided that any amounts expended pursuant to such clause (iv) relating to dividends paid to the Company or one of its Restricted Subsidiaries shall not be included in such calculation.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment or any property other than cash that increases the Restricted Payments Basket shall be determined in good faith by the Board of Directors of the Company.

         In making the computations required by this Section 4.04: (a) the Company or the relevant Restricted Subsidiary shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period; and (b) the Company or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company and the Restricted Subsidiary that are available on the date of determination.

         If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company or any Restricted Subsidiary be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's or any Restricted Subsidiary's financial statements, affecting Consolidated Net Income of the Company for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by subclauses (i), (iv), (vi), (vii) and (viii) of Section 4.07(b) and no payment contemplated by or otherwise arising pursuant to the Recapitalization, shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

         SECTION 4.05. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Debt owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

                  (1) contracts in effect on the Closing Date as in effect on the Closing Date, including the New Credit Facility and other Existing Debt and the related documentation;

                  (2) this Indenture, the Securities, the Security Guarantees and any other agreement entered into after the Closing Date, provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in the foregoing agreements;

                  (3) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                  (4) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in subclause (iii) above on the property so acquired;

                  (5) Debt or other contractual requirements in connection with a Qualified Receivables Transaction that, in the good faith determination of the Board of Directors or senior management of the Company, are necessary or advisable to effect such Qualified Receivables Transaction;

                  (6) in the case of subclause (iii) above, any encumbrance or restriction (i) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract or (ii) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

                  (7) in the case of subclause (iii) above, any Lien on property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

                  (8) any restriction under an agreement (including an option or right) to sell property or assets of, or Equity Interests in, the Company or any Restricted Subsidiary pending the closing of such sale, which sale is permitted under this Indenture;

                  (9) restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

                  (10) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the Equity Interests therein) entered into in the ordinary course of business;

                  (11) any encumbrances or restrictions created with respect to
         (i) Debt or Preferred Stock of Guarantors permitted to be incurred or issued subsequent to the Closing Date pursuant to Section 4.03 and (ii) Debt or Preferred Stock of Subsidiary Non-Guarantors permitted to be incurred or issued subsequent to the Closing Date pursuant to Section 4.03, provided that in the case of this clause (ii) the Board of Directors of the Company determines (as evidenced by a resolution of the Board of Directors) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company to make payments of interest and scheduled payments of principal on the Securities in each case as and when due;

                  (12) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Company or any of its Restricted Subsidiaries or any of their businesses in connection with any development grant made or other assistance provided to the Company or any of its Restricted Subsidiaries by such governmental authority; or

                  (13) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (l2) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

         SECTION 4.06. Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and/or property or assets that will be used or useful in a Permitted Business of the Company or any of its Restricted Subsidiaries; provided that this clause (ii) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries.

         For purposes of this Section 4.06, each of the following shall be deemed to be cash: (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets, or from which the Company and its Restricted Subsidiaries are released; and (b) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 90 days after receipt.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option (a) to repay Senior Debt or to repay Debt of any Restricted Subsidiary, (b) to make capital expenditures or to acquire properties and assets that will be used or useful in the business of the Company or any of its Subsidiaries or (c) to the acquisition of a controlling interest in another entity engaged in a Permitted Business; provided that if during such 360-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (b) or (c) or if the application of such Net Proceeds is part of a project authorized by the Board of Directors in good faith that will take longer than 360 days to complete and such project has begun, such 360 day period will be extended with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or, until completion of such project, as the case may be. Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall (i) make an offer to all Holders of Securities, and
(ii) prepay, purchase or redeem (or make an offer to do so) any Pari Passu Debt of the Company in accordance with provisions governing such Debt requiring the Company to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such offer (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages (if any) to the date of purchase, in accordance with the procedures set forth in
Section 3.09. To the extent that the aggregate principal amount of Securities and Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities surrendered by holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Notwithstanding anything to the contrary in the foregoing, the Company may commence an Asset Sale Offer prior to the expiration of 360 days after the occurrence of an Asset Sale.

         SECTION 4.07. Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee or other transaction with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the Closing Date involving aggregate consideration in excess of $4.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

         (b) The provisions of Section 4.07(a) shall not prohibit (and the following shall not be deemed to be Affiliate Transactions): (i) any employment agreements, non-competition agreements, stock purchase or option agreements, collective bargaining agreements, employee benefit plans or arrangements (including vacation plans, health and life insurance plans, deferred compensation plans, stock loan programs, long-term incentive plans, directors' and officers' indemnification agreements and retirement, savings or similar plans), related trust agreements or any similar arrangements, in each case in respect of employees, officers or directors and entered into in the ordinary course of business, any payments or other transactions contemplated by any of the foregoing and any other payments of compensation to employees, officers, directors or consultants in the ordinary course of business or in connection with the Company's transition to new ownership; (ii) transactions between or among (A) the Company and/or its Restricted Subsidiaries or (B) the Company and/or one or more of its Restricted Subsidiaries and any joint venture; provided no Affiliate of the Company (other than a Restricted Subsidiary) owns Capital Stock of any such joint venture; (iii) Permitted Investments and Restricted Payments that are permitted by Section 4.04; (iv) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business or pursuant to a stock loan program; (v) transactions among the Company and/or one or more of its Subsidiaries effected as part of a Qualified Receivables Transaction; (vi) payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Company) for annual management, consulting and advisory fees and related expenses, which fees shall not exceed $1.5 million per year; provided, however, that such fees with respect to the first five years after the Closing Date shall be paid on the Closing Date; (vii) any agreement as in effect on the Closing Date (including the Recapitalization Agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Securities in any material respect) or any transaction pursuant thereto (including the payment of all fees and expenses related to the Recapitalization); (viii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in each case in the reasonable determination of the Board of Directors of the Company or the senior management thereof; (ix) Debt permitted by Section 4.03(b)(x) on terms that, taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person, or, if there is no comparable transaction, have been negotiated in good faith by the parties thereto and, if any member of management is then a member of the Board of Directors of the Company or the relevant Restricted Subsidiary, also approved by such member; (x) any transaction on arm's length terms with non-affiliates that become Affiliates as a result of such transaction; and (xi) the issuance of common stock of the Company.

         SECTION 4.08. Change of Control.

         (a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

         (b) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

         SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with
Section 314(a)(4) of the TIA.

         The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

         SECTION 4.10. Limitation on Designations of Unrestricted Subsidiaries

         (a) The Board of Directors may designate (a "Designation") any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, so long as such Designation would not cause a Default; provided that (i) any then existing Guarantee by the Company or any Restricted Subsidiary of any Debt of the Subsidiary being so designated shall be deemed an "incurrence" of such Debt at the time of such Designation and (ii) either (A) the Subsidiary to be so designated has total assets of $1.0 million or less or (B) if such Subsidiary has assets greater than $1.0 million, the "incurrence" of Debt referred to in clause (1) of this provision would be permitted under Section 4.03.

         For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries (excluding Permitted Investments) in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be a Restricted Payment. Such Designation will only be permitted if such Restricted Payment would be permitted at such time.

         (b) The Board of Directors may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"); provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Revocation and (ii) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

         (c) Any such Designation or Revocation by the Board of Directors after the Closing Date shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

         SECTION 4.11. Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien, provided that (i) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture, the Securities or the relevant Security Guarantee, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt or (ii) in any other case, such Lien ranks equally and ratably with the Lien securing the other Debt or obligations so secured.

         SECTION 4.12. Additional Security Guarantees. All current and future Subsidiaries of the Company other than Foreign Subsidiaries, Receivables Subsidiaries and Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, will be Guarantors in accordance with the terms of this Indenture to the extent such Subsidiaries are guarantors or are otherwise obligors under any Credit Facility incurred under Section 4.03(b)(i). Notwithstanding the foregoing, if any Foreign Subsidiary that is a Restricted Subsidiary shall Guarantee any Debt of the Company or any Domestic Subsidiary while the Securities are outstanding, then such Foreign Subsidiary shall become a Guarantor under this Indenture and shall execute a Security Guarantee in accordance with Article XI herein.

         SECTION 4.13. Business Activities. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Company and its Restricted Subsidiaries taken as a whole.

         SECTION 4.14. No Senior Subordinated Debt. The Company shall not incur any Debt that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities. No Guarantor shall incur any Debt that is expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the Security Guarantee of such Guarantor.

         SECTION 4.15. Corporate Existence. Except as otherwise permitted by
Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of each of its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the Board of Directors of the Company shall determine that the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

                                    ARTICLE V

                                Successor Company
                                -----------------

         SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Company. The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

                  (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                  (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities, this Indenture and any Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

                  (iii) immediately before and immediately after giving effect to such transaction (including giving effect to any Debt being incurred in connection in with the transaction) no Default or Event of Default exists; and

                  (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception or (y) have a Consolidated Coverage Ratio at least equal to the Consolidated Coverage Ratio of the Company for such four-quarter reference period.

         Notwithstanding clauses (iii) and (iv) above, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the assets and properties of the Company (determined on a consolidated basis for the Company and its Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         Upon any consolidation or merger in which the Company is not the continuing corporation, or any transfer of all or substantially all of the assets of the Company in each case in accordance with the foregoing, the surviving corporation or the Person formed by or surviving any such consolidation or merger shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, this Indenture and the Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such merger or consolidation had been named as such.

         This Section 5.01 shall not apply to the merger of Saturn Acquisition Corporation with and into the Company on the Closing Date.

         SECTION 5.02. Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor) unless:

                  (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Security Guarantee of such Guarantor, the Indenture and any Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; and

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         Notwithstanding the foregoing clause (ii) above, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

         Upon any consolidation or merger in which a Guarantor is not the continuing corporation in accordance with the foregoing, the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Guarantee, this Indenture and the Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) had been named as such.

                                   ARTICLE VI

                              Defaults and Remedies
                              ---------------------

         SECTION 6.01. Events of Default and Remedies.

         (a) An "Event of Default" occurs if:

                  (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article X herein);

                  (2) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article X herein);

                  (3) failure by the Company for 30 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01;

                  (4) failure by the Company for 60 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in this Indenture or the Securities;

                  (5) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million;

                  (6) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

                  (7) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any

         Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

                  (8) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property;

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency; or

                  (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any
                  Restricted Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the
                  Company or any Restricted Subsidiary that is a Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this Section, the term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company in writing by registered or certified mail, return receipt requested, of the Default and the Company does not cure such Default within the time specified in clauses (3) and (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         SECTION 6.02. Acceleration.

         (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(8) or (9) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(8) or (9) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

         (b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, interest or Liquidated Damages when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (2) Holders of at least 25% in aggregate principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

                  (3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

                  (4) the Trustee has not complied with request within 60 days after the receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and Liquidated Damages and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the oney or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to the holders of Senior Debt to the extent required by Article X;

                  THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any Liquidated Damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any Liquidated Damages and interest, respectively; and

                  FOURTH: to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Company nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     Trustee
                                     -------

         SECTION 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of Section
         7.01(b);

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

         (a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

         (h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

         (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred, and such notice references the Securities and this Indenture.

         (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

         (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, interest or Liquidated Damages on any Security, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Securityholders. If a Default occurs and is continuing and a Senior Officer of the Company has actual knowledge of such Default, the Company shall deliver to the Trustee written notice of such Default, which notice shall include the status of such Default and any action being taken or proposed to be taken by the Company with respect thereto. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) hereof (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred.

         SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted by the next succeeding July 15.

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Company for the Trustee's services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person) The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder. The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. Such Indemnified Parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Company need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

         To secure the Company's payment obligations in this Section and all other obligations to the Trustee pursuant to this Indenture, including all fees, expenses, and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Liquidated Damages on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Company and the Securities shall be subordinate to the Trustee's rights to receive such payment.

         The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

         SECTION 8.01. Legal Defeasance and Covenant Defeasance.

         (a) The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article VIII.

         (b) Upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities and any Security Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.03 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in Article VIII hereof, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Securities when such payments are due, (ii) the Company's obligations with respect to the Securities under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09, 7.07 and 7.08,
which shall survive until the Securities have been paid in full (thereafter, the Company's obligations in Section 7.07 shall survive), and (iii) this Article
VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) hereof.

         (c) Upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02 hereof, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 (with respect to Restricted
Subsidiaries only) and 5.01(iv) hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Securities and the related Security Guarantees shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01(a) hereof of the option applicable to this Section 8.01(c) hereof, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(3), 6.01(4) (with respect to compliance with Sections 4.02, 4.05, 4.07, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 (with respect to Restricted
Subsidiaries only)), 6.01(5), 6.01(6), 6.01(7), 6.01(8) (with respect to
Subsidiaries of the Company only) or Section 6.01(9) (with respect to the Subsidiaries of the Company only) shall not constitute Events of Default.

         SECTION 8.02. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) hereof to the outstanding Securities:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.01(b) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.01(c) hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit pursuant to Section 8.02(a), the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the Bankruptcy Law, or in the case of a Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;

         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or the Guarantors, as applicable, or others; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         SECTION 8.03. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.04 hereof, all money and Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.03, the "Trustee") pursuant to Section 8.02 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Notes held by it as provided in Section
8.02 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.04. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium and Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the

Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this
Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Company or any Guarantor makes any payment of principal of, premium and Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

         SECTION 8.06. Satisfaction and Discharge of Indenture. Upon the request of the Company, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Company and the Guarantors will be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities when:

         (a) either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid and Securities that have been subject to defeasance under this Article VIII) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

         (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees, the security agreements relating thereto and the Securities have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee under Section 8.03 and Section 2.04 shall survive.

                                   ARTICLE IX

                                   Amendments
                                   ----------

         SECTION 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

                  (3) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets;

                  (4) to release any Security Guarantee in accordance with the provisions of this Indenture;

                  (5) to provide for additional Guarantors;

                  (6) to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under this Indenture, the Securities or the Security Guarantees;

                  (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (8) to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit).

         An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities or the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities. Notwithstanding the foregoing, without the consent of each Securityholder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

                  (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Security, reduce any premium payable upon optional redemption of the Securities or otherwise alter the provisions with respect to the redemption of the Securities (other than provisions relating to Sections 4.06, 4.08 and 3.09);

                  (iii) reduce the rate of or change the time for payment of interest on any Security;

                  (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

                  (v) make any Security payable in money other than that stated in the Securities;

                  (vi) impair the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest or Liquidated Damages on the Securities;

                  (vii) modify or change any provision of this Indenture, or the related definitions, affecting the subordination or ranking of the Securities or the Security Guarantees in a manner which adversely affect the Holders of Securities;

                  (viii) make any change in the foregoing amendment or waiver provisions; or

                  (ix) except as permitted by this Indenture, release any Security Guarantee.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

         SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

         SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                                  Subordination
                                  -------------

         SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of the Company. The Securities shall in all respects rank pari passu with all other Pari Passu Debt of the Company and only Debt of the Company that is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Debt evidenced by the Securities is deemed to include the Liquidated Damages payable pursuant to the provisions set forth in the Securities and the applicable Registration Rights Agreement. All provisions of this Article X shall be subject to Section 10.12.

         SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to such Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of such Senior Debt (except that Holders of Securities may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article VIII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating this Article X).

         SECTION 10.03. Default on Senior Debt. The Company shall not make any payment or distribution upon or in respect of the Securities (except from the trust described in Article VIII) if (i) a default in the payment of any Designated Senior Debt of the Company occurs and is continuing beyond any applicable grace period (a "payment default") or any other default on Designated Senior Debt of the Company occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity (a "non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company, a Representative for, or the holders of a majority of the outstanding principal amount of, any such issue of Designated Senior Debt of the Company. Payments on the Securities may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt of the Company that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of (I) the date on which such non-payment default is cured or waived,
(II) 179 days after the date on which the applicable Payment Blockage Notice is received or (III) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt of the Company rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt of the Company has been accelerated. No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the Representative of the lenders under the New Credit Facility of the acceleration. If any Debt under the New Credit Facility is outstanding, the Company may not make any payment on account of such accelerated Securities until five Business Days after such holders of such Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this Article X otherwise permits payment at that time.

         SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive such distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear.

         SECTION 10.06. Subrogation. After all Senior Debt of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company. A distribution made under this Article X to holders of Senior Debt of the Company which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt of the Company.

         SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Security holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Securityholders.

         SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Debt of the Company to enforce the subordination of the Debt evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an issue of Senior Debt of the Company has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of the Company or Representative thereof.

         The Trustee (or any authenticating agent hereunder) in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee (or authenticating agent hereunder). The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee (and any authenticating agent hereunder) shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company; and nothing in Article VII shall deprive the Trustee (or any authenticating agent hereunder) of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. Article X Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

         SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Notes held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

         SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representative for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

         SECTION 10.14. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

         SECTION 10.16. Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

         SECTION 10.17. Trustee's Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

         SECTION 10.18. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article X or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Sections 10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least three Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer of the Trustee shall have received a Payment Blockage Notice provided for in Section 10.03(ii) (provided, that notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective payments) shall otherwise be subject to the provisions of Sections
10.02 and 10.03). The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

                                   ARTICLE XI

                               Security Guarantees
                               -------------------

         SECTION 11.01. Security Guarantees. Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

         Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

         Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest, premium or Liquidated Damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest, premium and Liquidated Damages, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

         Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.02. Limitation on Liability; Release.

         (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Debt under the New Credit Facility) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

         (b) This Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect, and any such Subsidiary Guarantor shall be released and relieved of any obligations under its Security Guarantee and this Indenture, upon (i) the designation (in accordance with the provisions of this Indenture) of such Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) the sale or other disposition of all of the assets of such Subsidiary Guarantor in accordance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor then held by the Company and its Restricted Subsidiaries; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.06, to the extent such Section is applicable to such disposition, (iii) the sale or other disposition of Capital Stock of any Subsidiary Guarantor if (A) as a result of such disposition, such Person ceases to be a Subsidiary of the Company and (B) the Net Proceeds of such sale are applied in accordance with Section 4.06, to the extent such Section is applicable to such disposition, or (iv) the release of such Subsidiary Guarantor from its guarantee and all other obligations under all Credit Facilities incurred under Section 4.03(b)(i). If the Security Guarantee of any Subsidiary Guarantor terminates pursuant to the foregoing provisions, such Person shall cease to be a Subsidiary, a Guarantor or otherwise a party to this Indenture and, upon request by the Company, the Trustee shall execute appropriate instruments acknowledging such termination and the release of such Person from its obligations hereunder.

         SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

         SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                   ARTICLE XII

                    Subordination of the Security Guarantees
                    ----------------------------------------

         SECTION 12.01. Agreement To Subordinate. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that such Guarantor's obligations under its Security Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of such Guarantor. The obligations of a Guarantor under this Article XII shall in all respects rank pari passu with all other Pari Passu Debt of such Guarantor, and only Debt of such Guarantor that is Senior Debt shall rank senior to the obligations of such Guarantor in this Article XII in accordance with the provisions set forth herein.

         SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities, the holders of Senior Debt of such Guarantor shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to such Senior Debt are paid in full, in cash or

Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of such Senior Debt (except that Holders of Securities may receive and retain (i) Permitted Junior Securities and
(ii) payments made from the trust described in Article VIII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating this Article XII).

         SECTION 12.03. Default on Senior Debt of a Guarantor. A Guarantor shall not make any payment or distribution upon or in respect of its Security Guarantee if (i) a default in the payment of any Designated Senior Debt of such Guarantor occurs and is continuing beyond any applicable grace period (a "Guarantor payment default") or any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a Guarantor payment default, occurs and is continuing with respect to Designated Senior Debt of such Guarantor that permits holders of the Designated Senior Debt of such Guarantor as to which such default relates to accelerate its maturity (a "Guarantor non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Guarantor Payment Blockage Notice") from the Company, a Representative for, or the holders of a majority of the outstanding principal amount of, any such issue of Designated Senior Debt of such Guarantor. Payments on the Security Guarantee of such Guarantor may and shall be resumed (a) in the case of a Guarantor payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt of such Guarantor that has been accelerated, such acceleration has been rescinded, and (b) in case of a Guarantor non-payment default, the earlier of
(I) the date on which such Guarantor non-payment default is cured or waived,
(II) 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received or (III) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Guarantor Payment Blockage Notice, unless the maturity of any Designated Senior Debt of such Guarantor has been accelerated. No new period of payment blockage may be commenced on account of any Guarantor non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Guarantor Payment Blockage Notice. No Guarantor non-payment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         SECTION 12.04. Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article XI, the Trustee shall promptly notify the Company, and the Company shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the New Credit Facility of the acceleration. If any Debt under the New Credit Facility is outstanding, such Guarantor may not pay its Obligations under its Security Guarantee until five Business Days after the holders of such Debt receive notice of such demand and, thereafter, may pay its Obligations under its Security Guarantee only if this Article XII otherwise permits payment at that time.

         SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article XII should not have been made to them, the

Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt of the relevant Guarantor and pay it over to them as their interests may appear.

         SECTION 12.06. Subrogation. After all Senior Debt of a Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article XII to holders of Senior Debt of such Guarantor which otherwise would have been made to Securityholders is not, as between such Guarantor and Securityholders, a payment by such Guarantor on Senior Debt of such Guarantor.

         SECTION 12.07. Relative Rights. This Article XII defines the relative rights of Securityholders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

                  (1) impair, as between a Guarantor and Security holders, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Security Guarantee to the extent set forth in
         Article XI; or

                  (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor under its Obligations under its Security Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Securityholders.

         SECTION 12.08. Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Obligations under the Security Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

         SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article XII. A Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of a Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of a Guarantor has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt or Representative thereof.

         The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the

Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Debt of a Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Debt of such Guarantor; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

         SECTION 12.11. Article XII Not to Prevent Events of Default or Limit Right to Accelerate. The failure of a Guarantor to make a payment on any of its Obligations under its Security Guarantee by reason of any provision in this
Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Security Guarantee. Nothing in this Article XII shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor pursuant to this Article XII.

         SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XI.

         SECTION 12.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of each of the Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 12.14. Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor. The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

         SECTION 12.15. Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

         SECTION 12.16. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article XII or elsewhere in this Indenture shall prevent (i) any Guarantor, except under the conditions described in Section 12.02 and 12.03, from making any payment or distribution upon or in respect of its Security Guarantee at any time or from depositing with the Trustee any moneys for any such payment or distribution, or (ii) in the absence of actual knowledge by the Trustee that a given payment or distribution would be prohibited by Section
12.02 or 12.03, the application by the Trustee of any moneys deposited with it for the purpose of making any such payment or distribution to the Holders entitled thereto unless at least three Business Days prior to the date upon which such payment or distribution would otherwise become due and payable, a Trust Officer of the Trustee shall have received a Guarantor Payment Blockage Notice provided for in Section 12.03 (provided, that notwithstanding the foregoing, the Holders receiving any payment or distribution made in contravention of Section 12.02 and/or 12.03 (and the respective payment or distribution) shall otherwise be subject to the provisions of Sections 12.02 and 12.03). Each Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

                                  ARTICLE XIII

                                  Miscellaneous
                                  -------------

         SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Jostens, Inc.
                  5501 Norman Center Drive
                  Minneapolis, MN  55437

                  Attention of:  General Counsel, with copies to:

                  David Tayeh
                  Investcorp International Inc.
                  280 Park Avenue, 37 West
                  New York, NY 10017

                  Gibson, Dunn & Crutcher, LLP
                  200 Park Avenue
                  New York, NY 10166
                  Attention: Joerg H. Esdorn, Esq.

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 21st Floor West
                  New York, New York  10286
                  telecopier no.:  (212) 815-5915

                  Attention of:  Corporate Trust Trustee Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

         SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         To the extent applicable, the Company shall comply with Section 314(c)(3) of the TIA.

         SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 13.10. No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 13.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 13.14. Severability. In case any one or more of the provisions in this Indenture, in the Securities or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 13.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                          JOSTENS, INC.,

                                          by:  /s/ Robert C. Buhrmaster
                                              ---------------------------
                                              Name:  Robert C. Buhrmaster
                                              Title: Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer


                                          AMERICAN YEARBOOK COMPANY, INC.

                                          by: /s/ Robert C. Buhrmaster
                                              ---------------------------
                                              Name:  Robert C. Buhrmaster
                                              Title: President

                                          THE BANK OF NEW YORK

                                          by:  /s/ Terence Rawlins
                                              ---------------------------
                                              Name:  Terence Rawlins
                                              Title: Asst. Vice President

                                                                       Exhibit A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [GLOBAL SECURITIES LEGEND]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         [RESTRICTED SECURITIES LEGEND]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"),
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO JOSTENS, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF


                                    Exhibit A
                                    ---------

AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF JOSTENS, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND JOSTENS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                  JOSTENS, INC.

                    12 3/4% SENIOR SUBORDINATED NOTE DUE 2010

         No. ___                                            CUSIP No.

                                                          $
                                                           ----------

         JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay to _______________, or its registered assigns, the principal sum of ___________ in U.S. Dollars on May 1, 2010.


         Interest Payment Dates:                May 1 and November 1

         Record Dates:                          April 15 and October 15

         Additional provisions of this Security are set forth on the other side of this Security.


                                          JOSTENS, INC.,



                                          by ______________________________
                                             Name:
                                             Title:


                                    Exhibit A
                                    ---------

Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

THE BANK OF NEW YORK
as Trustee, certifies that
this is one of the Securities            [Seal]
referred to in the Indenture,
  by
      -----------------------------
           Authorized Signatory


                                    Exhibit A
                                    ---------

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                   12 3/4 % Senior Subordinated Note due 2010

1.       Interest
         --------

         JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

         The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year commencing on November 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

         The Company will pay interest (except defaulted interest) on and Liquidated Damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the 15th of April or the 15th of October immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar
         --------------------------

         Initially, THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.       Indenture
         ---------

         The Company issued the Securities under an Indenture dated as of May 10, 2000 (the "Indenture"), among the Company, the Initial Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are unsecured senior subordinated obligations of the Company and are limited to $350,000,000 in aggregate principal amount outstanding, of which $225,000,000


                                    Exhibit A
                                    ---------
in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $125,000,000 aggregate principal amount of Additional Securities. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Company and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.       Optional Redemption
         -------------------

         Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Company's option prior to May 1, 2005. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                                Redemption
         Period                                   Price
         ------                                  --------
         2005                                    106.375%
         2006                                    104.250%
         2007                                    102.125%
         2008 and thereafter                     100.000%

         In addition, at any time and from time to time, prior to May 1, 2003, the Company may redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Securities issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such public offering.

         At any time on or prior to May 1, 2005, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur


                                    Exhibit A
                                    ---------
more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.       Notices of Redemption
         ---------------------

         Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.       Repurchase at the Option of the Holder
         --------------------------------------

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.       Subordination
         -------------

         The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder,


                                    Exhibit A
                                    ---------
among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.      Discharge and Defeasance
         ------------------------

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, Liquidated Damages, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good


                                    Exhibit A
                                    ---------
faith, does not adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

14.      Defaults and Remedies
         ---------------------

         Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article X in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article X in the Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million; (vi) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.


                                    Exhibit A
                                    ---------

15.      Trustee Dealings with the Company
         ---------------------------------

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Personal Liability of Directors, Officers, Employees and
         -----------------------------------------------------------
         Stockholders
         ------------

         No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.      Governing Law
         -------------

         THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      Authentication
         --------------

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations
         -------------

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers
         -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the


                                    Exhibit A
                                    ---------

Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                  JOSTENS, INC.
                            5501 Norman Center Drive
                          Minneapolis, Minnesota 55437

                             Attention of Secretary




                                    Exhibit A
                                    ---------

                                 ASSIGNMENT FORM




To assign this Security, fill in the form below:

I or we assign and transfer this Security to

---------------------------------------
   (Print or type assignee's name, address and zip code)

---------------------------------------
   (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)

--------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.


                                    Exhibit A
                                    ---------

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

Reference is hereby made to that certain Indenture dated May 10, 2000 (the "Indenture") between Jostens, Inc., as Issuer (the "Company"), the Initial Guarantor (as defined therein) and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

* has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

* has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.
         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

         (1)      * to the Company or any of its subsidiaries; or

         (2) * pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

         (3) * inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

         (4) * outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

         (5) * inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain


                                    Exhibit A
                                    ---------
                  representations and agreements (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

         (6) * pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

         (7) * in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.



                                                        ------------------------
                                                               Signature

Signature Guarantee:________________
         (Signature must be guaranteed by a
         participant in a recognized signature
         guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ________________                         ______________________________
                                                 NOTICE:  To be executed by
                                                          an executive officer




                                    Exhibit A
                                    ---------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


Date of                  Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange                 in Principal Amount    in Principal Amount    this Global Security   authorized signatory
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian



                                    Exhibit A
                                    ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

         *  4.06 Asset Sale  *  4.08 Change of Control

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$_____.

Date:  ____________________Your Signature:  _________________________
                            (Sign exactly as your name appears
                            on the other side of the Security)



                                                   ------------------
                                                   Tax I.D. number



Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)



                                    Exhibit A
                                    ---------

                                                                       Exhibit B

          [FORM OF FACE OF EXCHANGE OR PERMANENT REGULATION S SECURITY]


                           [Global Securities Legend]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. 1


                                  JOSTENS, INC.

                    12 3/4% SENIOR SUBORDINATED NOTE DUE 2010
       No. __..........................................CUSIP No. _________
                                                                         $

         JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay to _____________, or its registered assigns, the principal sum of $__________ in U.S. Dollars on May 1, 2010.

              Interest Payment Dates:          May 1 and November 1
              Record Dates:                    April 15 and October 15



----------
1  This paragraph should only be added if the Security is issued in global form


                                    Exhibit B
                                    ---------

         Additional provisions of this Security are set forth on the other side of this Security.



                                           JOSTENS, INC.,


                                           by  ____________________________
                                               Name:
                                               Title:


Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION
THE BANK OF NEW YORK, as Trustee,
certifies that this is  [Seal]
one of the Securities
referred to in the
Indenture,
  by
       -------------------------
          Authorized Signatory


                                    Exhibit B
                                    ---------

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                   12 3/4 % Senior Subordinated Note due 2010

1.       Interest
         --------

         JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

         The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year commencing on November 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

         The Company will pay interest (except defaulted interest) on and Liquidated Damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the 15th of April and the 15th of October immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar
         --------------------------

         Initially, THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.       Indenture
         ---------

         The Company issued the Securities under an Indenture dated as of May 10, 2000 (the "Indenture"), among the Company, the Initial Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.


                                    Exhibit B
                                    ---------

         The Securities are unsecured senior subordinated obligations of the Company and are limited to $350,000,000 in aggregate principal amount outstanding, of which $225,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $125,000,000 aggregate principal amount of Additional Securities. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Company and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.       Optional Redemption
         -------------------

         Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Company's option prior to May 1, 2005. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                                 Redemption
         Period                                     Price
         ------                                  ---------
         2005                                     106.375%
         2006                                     104.250%
         2007                                     102.125%
         2008 and thereafter                      100.000%

         In addition, at any time and from time to time, prior to May 1, 2003, the Company may redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Securities issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such public offering.


                                    Exhibit B
                                    ---------

         At any time on or prior to May 1, 2005, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.       Notices of Redemption
         ---------------------

         Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.       Repurchase at the Option of the Holder
         --------------------------------------

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.       Subordination
         -------------

         The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


                                    Exhibit B
                                    ---------

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.      Discharge and Defeasance
         ------------------------

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, Liquidated Damages, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the


                                    Exhibit B
                                    ---------

Code), to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

14.      Defaults and Remedies
         ---------------------

         Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article X in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article X in the Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million; (vi) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a


                                    Exhibit B
                                    ---------
committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company
         ---------------------------------

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Personal Liability of Directors, Officers, Employees and
         -----------------------------------------------------------
         Stockholders
         ------------

         No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.      Governing Law
         -------------

         THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      Authentication
         --------------

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations
         -------------

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


                                    Exhibit B
                                    ---------

20.      CUSIP Numbers
         -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                  JOSTENS, INC.
                            5501 Norman Center Drive
                          Minneapolis, Minnesota 55437

                             Attention of Secretary





                                    Exhibit B
                                    ---------

                                 ASSIGNMENT FORM




To assign this Security, fill in the form below:

I or we assign and transfer this Security to

---------------------------------------
   (Print or type assignee's name, address and zip code)

---------------------------------------
   (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________
                     (Signature must be guaranteed by a
                     participant in a recognized signature
                     guarantee medallion program)

--------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.




                                    Exhibit B
                                    ---------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


Date of                  Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange                 in Principal Amount    in Principal Amount    this Global Security   authorized signatory
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian




                                    Exhibit B
                                    ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

         *  4.06 Asset Sale  *  4.08 Change of Control

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$ _____.

Date:  __________________  Your Signature:  __________________
                           (Sign exactly as your name appears
                           on the other side of the Security)



                                            ------------------
                                            Tax I.D. number



Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)




                                    Exhibit B
                                    ---------

                                                                       Exhibit C

                   [FORM OF FACE OF PRIVATE EXCHANGE SECURITY]

                           [GLOBAL SECURITIES LEGEND]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. 2

                         [RESTRICTED SECURITIES LEGEND]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"),
(2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO JOSTENS, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON


----------
2  This paragraph should only be added if the security is issued in global form


                                    Exhibit C
                                    ---------

TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE),
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF JOSTENS, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND JOSTENS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.


                                  JOSTENS, INC.

                    12 3/4% SENIOR SUBORDINATED NOTE DUE 2010

         No. ___                                                     CUSIP No.
                                                                    $_________

         JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay to _______________, or its registered assigns, the principal sum of ___________ in U.S. Dollars on May 1, 2010.

         Interest Payment Dates:              May 1 and November 1

         Record Dates:                        April 15 and October 15

         Additional provisions of this Security are set forth on the other side of this Security.


                                           JOSTENS, INC.,



                                           by _______________________________
                                              Name:
                                              Title:

                                    Exhibit C
                                    ---------

Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION
THE BANK OF NEW YORK
as Trustee, certifies that
this is one of the Securities              [Seal]
referred to in the Indenture,
  by
    -------------------------
       Authorized Signatory

                                    Exhibit C
                                    ---------

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                   12 3/4 % Senior Subordinated Note due 2010

1.       Interest
         --------

         JOSTENS, INC., a Minnesota corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

         The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 1 and November 1 of each year commencing on November 1, 2000. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Security. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

         The Company will pay interest (except defaulted interest) on and Liquidated Damages, if any, in respect of the Securities to the Persons who are registered holders of Securities at the close of business on the 15th of April or the 15th of October immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar
         --------------------------

         Initially, THE BANK OF NEW YORK (the "Trustee") will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Company or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.       Indenture
         ---------

         The Company issued the Securities under an Indenture dated as of May 10, 2000 (the "Indenture"), among the Company, the Initial Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                                    Exhibit C
                                    ---------

         The Securities are unsecured senior subordinated obligations of the Company and are limited to $350,000,000 in aggregate principal amount outstanding, of which $225,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $125,000,000 aggregate principal amount of Additional Securities. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities, the Additional Securities and any Exchange Securities and Private Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities, the Additional Securities, the Exchange Securities and the Private Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the incurrence of Debt by the Company and its Restricted Subsidiaries; the payment of dividends and other payments by the Company and its Restricted Subsidiaries; Investments; sales of assets of the Company and Restricted Subsidiaries; certain transactions with Affiliates; the lines of business in which the Company and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Company's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.       Optional Redemption
         -------------------

         Except as set forth in the next two paragraphs, the Securities may not be redeemed at the Company's option prior to May 1, 2005. Thereafter, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                                               Redemption
         Period                                  Price
         ------                                ---------
         2005                                   106.375%
         2006                                   104.250%
         2007                                   102.125%
         2008 and thereafter                    100.000%

         In addition, at any time and from time to time, prior to May 1, 2003, the Company may redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 112.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an underwritten registered public offering of common stock of the Company; provided that at least 65% of the aggregate principal amount of Securities issued under the Indenture remains outstanding immediately after the occurrence of any such redemption; and provided further, that such redemption shall occur within 90 days of the date of the closing of such public offering.


                                    Exhibit C
                                    ---------

         At any time on or prior to May 1, 2005, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 120 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and Liquidated Damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

6.       Notices of Redemption
         ---------------------

         Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Securities or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

7.       Repurchase at the Option of the Holder
         --------------------------------------

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase) as provided in, and subject to the terms of, the Indenture.

8.       Subordination
         -------------

         The Securities are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


                                    Exhibit C
                                    ---------

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Company at its request, or if then held by the Company or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Company for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Company or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.      Discharge and Defeasance
         ------------------------

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture, the Securities or the Security Guarantees (other than payment of principal, premium, if any, Liquidated Damages, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the


                                    Exhibit C
                                    ---------

Code), to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Company in good faith, does not adversely affect the legal rights of any such Holder under the Indenture, the Securities or the Security Guarantees, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to provide for the issuance of Additional Securities in compliance with Article II and Section 4.03 of the Indenture.

14.      Defaults and Remedies
         ---------------------

         Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Securities (whether or not prohibited by Article X in the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Securities (including the failure to make a payment to purchase Securities tendered pursuant to a Change of Control Offer or an Asset Sale Offer) (whether or not prohibited by Article X in the Indenture); (iii) failure by the Company for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities to comply with Section 4.03, 4.04, 4.06, 4.08 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with any of its other agreements in the Indenture or the Securities; (v) the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $25.0 million; (vi) any judgment or decree for the payment of money in excess of $25.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Company or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a


                                    Exhibit C
                                    ---------
committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company
         ---------------------------------

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Personal Liability of Directors, Officers, Employees and
         -----------------------------------------------------------
         Stockholders
         ------------

         No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.      Governing Law
         -------------

         THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      Authentication
         --------------

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations
         -------------

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


                                    Exhibit C
                                    ---------

20.      CUSIP Numbers
         -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                  JOSTENS, INC.
                            5501 Norman Center Drive
                          Minneapolis, Minnesota 55437

                             Attention of Secretary





                                    Exhibit C
                                    ---------

                                 ASSIGNMENT FORM




To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------
   (Print or type assignee's name, address and zip code)

--------------------------------------
   (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)

------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.



                                    Exhibit C
                                    ---------

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

Reference is hereby made to that certain Indenture dated May 10, 2000 (the "Indenture") between Jostens, Inc., as Issuer (the "Company"), the Initial Guarantor (as defined therein) and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

* has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

* has requested the Trustee by written order to exchange or register the transfer of a Security or Securities. In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

         (1)      * to the Company or any of its subsidiaries; or

         (2) * pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

         (3) * inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

         (4) * outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

         (5) * inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain


                                    Exhibit C
                                    ---------
                  representations and agreements (the form of which letter is attached to the Indenture as Exhibit D and which may be obtained from the Trustee); or

         (6) * pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

         (7) * in accordance with another exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 thereunder.



                                                       ------------------------
                                                              Signature

Signature Guarantee:________________
         (Signature must be guaranteed by a
         participant in a recognized signature
         guarantee medallion program)

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:  ________________                       ______________________________
                                               NOTICE:  To be executed by
                                                        an executive officer





                                    Exhibit C
                                    ---------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:


Date of                  Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange                 in Principal Amount    in Principal Amount    this Global Security   authorized signatory
                         of this Global         of this Global         following such         of Trustee or
                         Security               Security               decrease or increase   Securities Custodian




                                    Exhibit C
                                    ---------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

         *  4.06 Asset Sale  *  4.08 Change of Control

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:
$ _____.

Date:  ____________________ Your Signature:  __________________
                            (Sign exactly as your name appears
                            on the other side of the Security)



                                             ------------------
                                             Tax I.D. number



Signature Guarantee:_______________________________________
                    (Signature must be guaranteed by a
                    participant in a recognized signature
                    guarantee medallion program)



                                    Exhibit C
                                    ---------

                                                                       Exhibit D

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
              WITH TRANSFER TO INSTITUTIONAL ACCREDITED INVESTORS]


Jostens, Inc.
The Bank of New York
101 Barclay Street, 21st Floor West
New York, NY 10286
Attention:  Corporate Trust Trustee Administration
Dear Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $______ principal amount of the 12 3/4% Senior Subordinated Notes due 2010 (the "Securities") of Jostens, Inc. (the "Company").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

         Name:  ___________________________________

         Address:  ________________________________

         Taxpayer ID Number:  _____________________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the later of the date which is two years after
(X) the later of (A) the date of original issue or (B) the date on which this Security was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) only (a) to Jostens, Inc. or any subsidiary thereof, (b) inside the United States to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this security (the form of which letter can be obtained from the Trustee for this


                                    Exhibit D
                                    ---------

Security), (d) outside the United States in an offshore transactions in compliance with Rule 904 under the Securities Act (if available), (e) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Jostens, Inc. so requests), or (g) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. In connection with any transfer of this security prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Security was acquired from an affiliate of the Company or (Y) the date that is three months after the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto), pursuant to clause (c), (d) or (f) above if the holder must, prior to such transfer, furnish to the Trustee and Jostens, Inc. such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. As used herein, the terms "offshore transaction, " "United States" and "U.S. person" have the meaning given to them by Regulation S under the Securities Act.



                                         TRANSFEREE:____________________________


                                         BY_____________________________________



                                    Exhibit D
                                    ---------

                                                                       Exhibit E

                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


Jostens, Inc.
The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York 10286
Attention:  Corporate Trust Trustee Administration

         Re:  Jostens, Inc. (the "Company")
              12 3/4% Senior Subordinated Notes due 2010 (the "Securities").

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,


                                            ------------------------------------
                                                     [Name of Transferor]


                                            By:
                                               ---------------------------------
                                                     Authorized Signature


                                    Exhibit E
                                    ---------

                                                                       Exhibit F

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]


Jostens, Inc.
The Bank of New York
101 Barclay Street, 21st Floor West
New York, New York 10286
Attention:  Corporate Trust Trustee Administration

         Re:  Jostens, Inc. (the "Company")
              12 3/4% Senior Subordinated Notes due 2010 (the "Securities").

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Securities was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

         The Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                    Exhibit F
                                    ---------

                                            Very truly yours,


                                            ------------------------------------
                                                     [Name of Transferor]


                                            by
                                               ---------------------------------
                                                     Authorized Signatory


                                    Exhibit F
                                    ---------

                                                                       Exhibit G

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S]




Jostens, Inc.
The Bank of New York
101 Barclay Street, 21st Floor West
New York, NY 10286

Attention:  Corporate Trust Trustee Administration

         Re:  Jostens, Inc. (the "Company")
              12 3/4 % Senior Subordinated Notes due 2010 (the "Securities")

Dear Ladies and Gentlemen:

         This letter relates to U.S. $_______________ principal amount of Securities represented by a Security (the "Legended Security") which bears a legend outlining restrictions upon transfer of such Legended Security. Pursuant to Section 2.01 of the Indenture dated as of May 10, 2000 (the "Indenture") relating to the Securities, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Securities, all in the manner provided for in the Indenture.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,


                                         --------------------------------
                                         [Name of Holder]


                                         By:
                                            -----------------------------
                                               Authorized Signature


                                    Exhibit G
                                    ---------
                                        i